Exhibit 10.12

HALCYON JETS, INC.
336 West 37th Street - 8th Floor
New York, New York 10019

March 4, 2008

Mr. Christian Matteis
4225 N.W. 24th Terrace
Boca Raton, Florida 33431
Dear Christian:

This letter confirms our agreement to amend your Employment Agreement dated March 23, 2007 such that your Base Salary will be reduced to Three Hundred Fifty Thousand Dollars ($350,000) for the period of March 15, 2008 through February 15, 2009. Otherwise, your Employment Agreement remains in effect. Please confirm your understanding by signing and returning a copy of this letter to me. Thank you.

Very truly yours,
s/ Jonathan Gilbert
Jonathan Gilbert
Chief Executive Officer

Agreed to on March 4, 2008
s/ Christiean Matteis
Christian Matteis